Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces First Quarter 2018 Results

Malvern, PA, April 24, 2018 - Liberty Property Trust announced financial and operating results for the quarter ended March 31, 2018.

Highlights for First Quarter 2018

•                  Net income available to common shareholders $0.95 per diluted share

•                  NAREIT Funds from Operations $0.65 per diluted share

•                  Same store operating income for the industrial portfolio increased by 5.0% over prior year quarter on GAAP basis and 7.0% on cash basis

•                  Portfolio occupancy 96.7% at quarter-end

•                  Industrial rents increased 12.4% on GAAP and 7.9% on cash basis

•                  $223.4 million in developments delivered

•                  $133.8 million in development starts

•                  $90.9 million in asset acquisitions

•                  $190.8 million in asset dispositions totaling 1.5 million square feet

Earnings Guidance

•                  Liberty increased U.S. GAAP net income available to common shareholders per diluted share guidance range for 2018 to be $3.07 - $3.88 from a previous range of $3.05 - $3.88

•                  Liberty increased NAREIT Funds from Operations per diluted share guidance range for 2018 to be $2.55 - $2.65 from a previous range of $2.53 - $2.65

Financial Results

Net income: Net income available to common shareholders for the first quarter of 2018 was $140.2 million, or $0.95 per diluted share, compared to $43.0 million, or $0.29 per diluted share, for the first quarter of 2017.

Funds from Operations: The company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of Funds from Operations (“FFO”) as an operating measure of the company’s financial performance.  A reconciliation of U.S. GAAP net income to NAREIT FFO is included in the financial data tables accompanying this press release.

NAREIT FFO available to common shareholders for the first quarter of 2018 was $98.6 million, or $0.65 per diluted share, compared to $90.7 million, or $0.60 per diluted share, for the first quarter of 2017.

Management Comments

“Clearly we are operating in an extraordinary environment for industrial real estate,” said CEO Bill Hankowsky. “Demand remains strong, resulting in outstanding performance for the core portfolio and development pipeline. We also executed adroitly on the capital recycling front, with significant sales of non-core assets, including a sizeable amount of the suburban office properties slated for sale under our 2018 strategic plan.”

Operating Performance

Occupancy: At March 31, 2018, Liberty’s operating portfolio of 101.3 million square feet was 96.7% occupied, compared to 96.9% at the end of the fourth quarter 2017. During the quarter, Liberty completed lease transactions totaling 6.3 million square feet of space.

•                  Occupancy of Liberty’s 94.4 million square foot industrial portfolio was 96.7% at quarter-end, compared to 97.0% at the end of the fourth quarter of 2017. Industrial rents increased 12.4% on retained and replacement leases commenced during the quarter, and 81.4% of these leases have built-in rent escalators.

•                  Occupancy of Liberty’s 6.8 million square foot office portfolio was 95.9% at quarter-end, up from 95.6% at the end of the fourth quarter 2017. Office rents increased 23.5% on retained and replacement leases commenced during the quarter, and 92.2% of these leases contain built-in rent escalators.

Same Store Performance: Property level operating income for same store industrial properties increased by 7.0% on a cash basis and 5.0% on a GAAP basis for the first quarter of 2018, compared to the same quarter in 2017.

Real Estate Investments

Development Deliveries: In the first quarter, Liberty brought into service three wholly-owned development properties for a total investment of $85.1 million. The properties contain 519,000 square feet of leasable space and were 100% occupied as of the end of the quarter. The current yield on these properties at March 31, 2018 was 8.7%.

Liberty Property 18th & Arch, a joint venture in which Liberty holds a 20% share, completed the remaining 250,000 of office space at Comcast Technology Center, representing a total investment by the joint venture of $138.3 million for that portion of the project. In aggregate, Liberty has delivered 1.3 million square feet of office space in this project, for an aggregate investment by the joint venture of $737.9 million. The project also includes a 217-room Four Seasons Hotel, scheduled to be delivered in the fourth quarter of 2018.

Development Starts: In the first quarter, Liberty began development of six wholly-owned properties totaling 1.7 million square feet of leasable space at a projected investment of $123.5 million.

In addition, a joint venture in which Liberty holds an interest began development of a 134,000 square foot industrial property at a projected investment of $10.3 million.

Real Estate Acquisitions

During the first quarter, Liberty acquired one building in California totaling 400,000 square feet for $90.9 million. The property is 100% leased.

Real Estate Dispositions

During the first quarter, Liberty sold 24 properties totaling approximately 1.5 million square feet for $190.8 million. The properties sold were primarily office properties located in suburban Philadelphia.

Subsequent Event

On April 18, 2018 the company filed a current report on Form 8-K regarding notification from its third-party contractor for the Comcast Technology Center development that the contractor has incurred or will incur cost overruns on the project.

2018 Outlook

A reconciliation of U.S. GAAP net income to common shareholders per diluted share to NAREIT FFO per diluted share for 2018 is below (all amounts projected). Additional information on assumptions underlying this guidance is included in Liberty’s first quarter 2018 supplemental financial report on the company’s website.

	Revised 2018 Outlook	Previous 2018 Outlook
Net income available to common shareholders per diluted share	$3.07 - $3.88	$3.05 - $3.88
Depreciation and amortization of unconsolidated joint ventures	0.07 — 0.08	0.07 — 0.08
Depreciation and amortization	1.14 — 1.22	1.14 — 1.22
Gain on property dispositions	(1.80) — (2.60)	(1.80) — (2.60)
Noncontrolling interest share of addbacks	0.07 — 0.07	0.07 — 0.07
NAREIT FFO, per diluted share	$2.55 - $2.65	$2.53 - $2.65

About the Company

Liberty Property Trust (NYSE:LPT) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior industrial and office properties. Liberty’s 101 million square foot operating portfolio provides productive work environments for 1,200 tenants.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss first quarter results on Tuesday, April 24, 2018, at 1 p.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 4092806. A replay of the call will be available until May 24, 2018, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

Forward-Looking Statements

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among others things, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook,” “remain confident,” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, risks relating to the continued repositioning of the Company’s portfolio, risks relating to construction and development activities, risks relating to acquisition and disposition activities, risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to joint venture relationships and any possible need to perform under certain guarantees that we have issued or may issue in connection with such relationships, risks related to properties developed by the Company on a fee basis, risks associated with tax abatement, tax credit programs, or other government incentives, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the Company and sensitivity of the Company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the Company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation and the potential adverse impact of market interest rates on the market price for the Company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Balance Sheet

March 31, 2018

(Unaudited and in thousands)

	March 31, 2018	December 31, 2017
Assets
Real estate:
Land and land improvements	$1,180,071	$1,136,826
Building and improvements	4,448,883	4,344,119
Less: accumulated depreciation	(962,688)	(926,320)

Operating real estate	4,666,266	4,554,625

Development in progress	373,154	333,437
Land held for development	316,226	330,748

Net real estate	5,355,646	5,218,810

Cash and cash equivalents	30,380	11,882
Restricted cash	9,366	13,803
Accounts receivable	12,767	11,215
Deferred rent receivable	117,776	112,444
Deferred financing and leasing costs, net	151,530	152,094
Investments in and advances to unconsolidated joint ventures	350,458	288,456
Assets held for sale	238,199	340,328
Prepaid expenses and other assets	148,509	290,725

Total assets	$6,414,631	$6,439,757

Liabilities

Mortgage loans, net	264,906	267,093
Unsecured notes, net	2,284,197	2,283,513
Credit facilities	257,175	358,939
Accounts payable	68,499	77,644
Accrued interest	34,855	21,796
Dividend and distributions payable	60,518	60,330
Other liabilities	186,807	204,720
Liabilities held for sale	1,849	9,819
Total liabilities	3,158,806	3,283,854

Noncontrolling interest	7,537	7,537

Equity
Shareholders’ equity
Common shares of beneficial interest	148	147
Additional paid-in capital	3,683,660	3,674,978
Accumulated other comprehensive loss	(29,674)	(37,797)
Distributions in excess of net income	(468,883)	(549,970)
Total shareholders’ equity	3,185,251	3,087,358

Noncontrolling interest - operating partnership	58,186	56,159
Noncontrolling interest - consolidated joint ventures	4,851	4,849

Total equity	3,248,288	3,148,366

Total liabilities, noncontrolling interest - operating partnership and equity	$6,414,631	$6,439,757

Liberty Property Trust

Statement of Operations

March 31, 2018

(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2018	March 31, 2017
Operating Revenue
Rental	$125,203	$116,868
Operating expense reimbursement	38,610	37,413
Development service fee income	26,352	11,485
Total operating revenue	190,165	165,766

Operating Expenses
Rental property	15,931	17,535
Real estate taxes	23,498	21,906
General and administrative	18,628	16,993
Expensed pursuit costs	324	32
Systems implementation expense	706	—
Depreciation and amortization	43,686	43,092
Development service fee expense	28,067	11,004
Total operating expenses	130,840	110,562

Operating Income	59,325	55,204

Other Income/Expense
Interest and other income	2,486	1,862
Interest expense	(22,750)	(21,634)
Total other income/expense	(20,264)	(19,772)

Income before gain on property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	39,061	35,432
Gain on property dispositions	4,121	807
Income taxes	(554)	(622)
Equity in earnings of unconsolidated joint ventures	6,764	5,731

Income from continuing operations	49,392	41,348
Discontinued operations (including net gain on property dispositions of $90.0 million for the quarter ended March 31, 2018)	94,333	2,896
Net Income	143,725	44,244
Noncontrolling interest - operating partnerships	(3,457)	(1,149)
Noncontrolling interest - consolidated joint ventures	(87)	(63)
Net Income available to common shareholders	$140,181	$43,032

Net income	$143,725	$44,244
Other comprehensive gain - foreign currency translation	7,932	3,177
Other comprehensive gain - derivative instruments	385	313
Comprehensive income	152,042	47,734
Less: comprehensive income attributable to noncontrolling interest	(3,738)	(1,293)
Comprehensive income attributable to common shareholders	$148,304	$46,441

Basic income per common share
Continuing operations	$0.33	$0.27
Discontinued operations	$0.62	$0.02
Basic income per common share	$0.95	$0.29

Diluted income per common share
Continuing operations	$0.33	$0.27
Discontinued operations	$0.62	$0.02
Diluted income per common share	$0.95	$0.29

Weighted average shares
Basic	147,060	146,471
Diluted	147,873	147,221

Liberty Property Trust

Statement of Funds from Operations

March 31, 2018

(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2018	March 31, 2017
NAREIT FFO

Reconciliation of net income available to common shareholders to NAREIT FFO available to common shareholders:
Net income available to common shareholders	$140,181	$43,032

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,202	2,325
Depreciation and amortization	44,490	45,078
Gain on property dispositions / impairment - depreciable real estate assets continuing operations	(2,596)	(807)
Gain on property dispositions / impairment - depreciable real estate assets discontinued operations	(90,049)	—
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - depreciable real estate assets	1,046	(1,090)
NAREIT FFO available to common shareholders - basic	96,274	88,538

Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - depreciable real estate assets	(1,046)	1,090
Noncontrolling interest excluding preferred unit distributions	3,339	1,031
NAREIT FFO available to common shareholders - diluted	$98,567	$90,659

NAREIT FFO available to common shareholders - basic per share	$0.65	$0.60
NAREIT FFO available to common shareholders - diluted per share	$0.65	$0.60

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	147,060	146,471
Dilutive shares for long term compensation plans	813	750
Diluted shares for net income calculations	147,873	147,221
Weighted average common units	3,520	3,529
Diluted shares for NAREIT FFO calculations	151,393	150,750

NAREIT Funds from Operations available to common shareholders is defined by NAREIT as net income (computed in accordance with U.S. GAAP), excluding gains (or losses) from sales of depreciable property and impairments of depreciable real estate assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  The SEC has agreed to the disclosure of this non-GAAP financial measure on a per share basis in its Release No. 34-47226, Conditions for Use of Non-GAAP Financial Measures. The Company believes that the calculation of NAREIT FFO is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from operating property dispositions. As a result, year over year comparison of NAREIT FFO reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that NAREIT FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since NAREIT FFO is generally recognized as the standard for reporting the operating performance of a REIT. NAREIT FFO available to common shareholders does not represent net income or cash flows from operations as defined by U.S. GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. NAREIT FFO available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by U.S. GAAP. The Company believes that the line on its consolidated statements of comprehensive income entitled “net income available to common shareholders” is the most directly comparable U.S. GAAP measure to FFO.